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                                                                   EXHIBIT 23.01




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc., of our report dated January 19, 1998, included in the 1997 Annual Report to Shareholders of Martin Marietta Materials, Inc. and consolidated subsidiaries.

         Our audit also included the financial statement schedule of Martin Marietta Materials, Inc. and consolidated subsidiaries listed in Item 14(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan and in the Registration Statement (Form S-3 No. 33-99082) pertaining to the Martin Marietta Materials, Inc. shelf registration, of our report dated January 19, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc., for the year ended December 31, 1997.





                                        /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 27, 1998





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